SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): December 27, 2005

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 27, 2005, WJ Communications, Inc. (the “Company”) entered into the fourth amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement between Comerica Bank and the Company dated September 23, 2003 and as amended June 13, 2005, July 12, 2005 and September 28, 2005.  The effective date of the Amendment is December 22, 2005.  Under the new terms, the revolving credit facility (“Revolving Facility”) provides for a maximum credit extension of $10.0 million, with a $5.0 million sub-limit to support letters of credit, a $250,000 sub-limit for foreign exchange transactions and a $200,000 sub-limit for corporate credit cards. The Revloving Facility matures on December 21, 2006.  Interest rates on outstanding borrowings are periodically adjusted based on certain financial ratios and are initially set, at the Company’s option, at LIBOR plus 2.0% or Prime. The Revolving Facility requires the Company to maintain certain financial ratios and contains limitations on, among other things, the Company’s ability to incur indebtedness, pay dividends and make acquisitions without the bank’s permission.  The Revolving Facility is secured by substantially all of the Company’s assets.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein and Item 2.03 below.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1       Amendment No. 4 to Loan and Security Agreement by and between the Company and Comerica Bank dated December 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Chief Accounting Officer
(principal accounting officer)

Dated:  January 3, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 4 to Loan and Security Agreement by and between the Company and Comerica Bank dated December 27, 2005.